Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 24, 2019, relating to the consolidated financial statements of Euroseas Ltd., appearing in the Annual Report on Form 20-F of Euroseas Ltd. for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
March 12, 2020